                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ADVANTAGE RAN CORP. INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            ADVANTAGE BANCORP, INC.
                              5935 SEVENTH AVENUE
                               KENOSHA, WI 53140

                                                              December 23, 1996

Dear Shareholder:

  You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Advantage Bancorp, Inc., the holding company for Advantage Bank, FSB, which will be held on Thursday, January 30, 1997, at 10:30 A.M. (C.S.T.), at the Gateway Technical College Conference Center, located at 3520 30th Avenue, Kenosha, Wisconsin.

  The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Directors and officers of Advantage Bancorp, Inc. as well as a representative of Ernst & Young LLP, the Company's independent auditors for the fiscal year ended September 30, 1996, will be present to respond to any questions that shareholders may have.

  WE ENCOURAGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

  On behalf of the Board of Directors and the employees of Advantage Bancorp, Inc. and Advantage Bank, FSB, I wish to thank you for your continued support. We appreciate your interest in Advantage Bancorp, Inc. and our future together.

                                          Sincerely yours,

                                          LOGO

                                          Paul P. Gergen
                                          Chairman, President and CEO

                            ADVANTAGE BANCORP, INC.
                              5935 SEVENTH AVENUE
                               KENOSHA, WI 53140

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 30, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Meeting") of Advantage Bancorp, Inc. (the "Company") will be held on Thursday, January 30, 1997, at 10:30 A.M. (C.S.T.), at the Gateway Technical College Conference Center, located at 3520 30th Avenue, Kenosha, Wisconsin.

  The Meeting is being held for the purpose of considering and voting upon the following matters:

    1. The election of two directors for terms expiring at the annual meeting of shareholders in the year 2000.

    2. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed December 6, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Only recordholders of the Company's common stock as of the close of business on that date will be entitled to vote at the Meeting or any adjournment or postponement thereof. In the event that at the time of the Meeting there are not sufficient votes to establish a quorum or to elect as directors the persons named as nominees in the proxy statement, the Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

                                          By Order of the Board of Directors

                                          LOGO
                                          John Stampfl
                                          Secretary

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Kenosha, Wisconsin
December 23, 1996

                            ADVANTAGE BANCORP, INC.
                              5935 SEVENTH AVENUE
                               KENOSHA, WI 53140

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 30, 1997

                               ----------------

SOLICITATION AND VOTING OF PROXIES

  This proxy statement is being furnished to shareholders of Advantage Bancorp, Inc. ("Advantage" or the "Company") in connection with the solicitation by the Board of Directors of the Company ("Board") of proxies to be used at the 1997 Annual Meeting of Shareholders ("Meeting") to be held on Thursday, January 30, 1997, at 10:30 A.M. (C.S.T), at the Gateway Technical College Conference Center at 3520 30th Avenue, Kenosha, Wisconsin, and any adjournments or postponements thereof. The 1996 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended September 30, 1996, accompanies this proxy statement, which is being mailed to shareholders on or about December 23, 1996.

  In order to ensure the presence of a quorum, it is important that shareholders holding at least one-third of the outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock"), be represented by proxy or present at the Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. A proxy, in the enclosed form, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein and on such other business or matters which may properly come before the Meeting in accordance with the best judgement of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by shareholders at the Meeting.

  A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder of your shares to vote personally at the Meeting.

  The cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and Advantage Bank, FSB (the "Bank"), without additional compensation therefor. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the various persons for whom they hold shares of Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Only holders of record of Common Stock on December 6, 1996 ("Record Date") are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding and entitled to vote 3,290,168 shares of Common Stock, each of which is entitled to one vote per share except as described below.

  As provided in the Company's Articles of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote any shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. An employee stock ownership or similar plan of the Company shall not be deemed to be the beneficial owner of shares held by such plan for purposes of the Limit. The Company's Articles of Incorporation authorize the Board (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit. As of the Record Date, the Company was not aware of any shareholder that beneficially owned shares in excess of the Limit.

  The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock entitled to vote (excluding shares in excess of the Limit) is necessary to constitute a quorum at the Meeting. In the event that at the time of the Meeting there are not sufficient votes to establish a quorum or to elect as directors the persons named as nominees herein, the Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of the Record Date regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers of the Company as a group. The table also sets forth certain information as to those other persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date.

                           AMOUNT AND NATURE OF BENEFICIAL
                                      OWNERSHIP
                           -------------------------------
                                             INVESTMENT
                            VOTING POWER        POWER      AGGREGATE
                           --------------- ---------------  NUMBER        % OF
NAME OF BENEFICIAL OWNER    SOLE   SHARED   SOLE   SHARED  OF SHARES      CLASS
------------------------   ------- ------- ------- ------- ---------      -----
MANAGEMENT AND DIRECTORS
Paul Gergen..............  161,318  31,442 154,401       0  192,760(1)     5.70%
John Stampfl.............   63,675  25,671  69,508   4,934   89,346(2)     2.67
Ben-Ami Chemerow.........   20,164       0  20,164       0   20,164(3)      (8)
Rita Petretti............   14,826       0  14,826       0   14,826(3)      (8)
Eugene Snarski...........   32,331       0  32,331       0   32,331(3)(4)   (8)
Dennis Troha.............        0       0       0       0        0         (8)
Michael Wells............   21,425       0  21,425       0   21,425(3)      (8)
All directors and
 executive officers as a
 group (12 persons)......  392,615 106,693 401,460  21,027  499,308(5)    14.08%

OTHER BENEFICIAL OWNERS

Advantage Bancorp, Inc.
 Employee Stock Ownership
 Plan and Trust ("ESOP").        0 330,000       0 330,000  330,000(6)    10.03%
 5935 Seventh Avenue
 Kenosha, WI 53140
Advantage Bancorp, Inc.
 Employees' Profit-
 Sharing and Savings
 Retirement Plan and
 Trust ("Savings Plan")..        0 181,748       0 181,748  181,748(7)     5.52%
 5935 Seventh Avenue
 Kenosha, WI 53140

--------
(1) Includes a total of 90,625 shares subject to stock options granted under the Advantage Bancorp, Inc. 1991 Stock Option and Incentive Plan (the
    "1991 Stock Option Plan") which were exercisable on or within sixty days of the Record Date and 31,691 restricted shares granted under the Bank Incentive Plan and Trusts ("BIPs") over which the holder has sole voting but no investment power.
(2) Includes a total of 54,463 shares subject to stock options granted under the 1991 Stock Option Plan which were exercisable on or within sixty days of the Record Date and 9,213 restricted shares granted under the BIPs over which the holder has sole voting but no investment power.
(3) Includes 14,726 shares (7,363 shares for Mr. Snarski) which may be acquired by each outside director pursuant to exercisable options under the 1991 Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan.
(4) Includes 3,625 shares held in a spousal trust and spousal IRA over which Mr. Snarski has disclaimed beneficial ownership.
(5) Includes an aggregate of 256,170 shares subject to options granted under the 1991 Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan which were exercisable on or within sixty days of the Record Date and 54,948 restricted shares granted under the BIPs over which the holders have sole voting but no investment power.
(6) The Personnel Committee of the Board administers the ESOP. EMJAY Corporation is the trustee for the ESOP (the "ESOP Trustee") as approved by the Board. The Personnel Committee may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. As of the Record Date, 144,680 shares of Common Stock were released for allocation to participating employees. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from the participants regarding allocated shares.
(7) The Plan Administration Committee, appointed by the Board, administers the Savings Plan. EMJAY Corporation is the trustee for the Savings Plan (the "Savings Plan Trustee") as approved by the Board. The Plan Administration Committee may instruct the Savings Plan Trustee regarding investment of funds contributed to the Savings Plan. The Savings Plan Trustee, subject to its fiduciary duty, must vote all shares held in the Savings Plan in accordance with the instructions of the participating employees.
(8) Less than one percent (1%) of shares outstanding.

                             ELECTION OF DIRECTORS

  Pursuant to its Articles of Incorporation, the number of directors of Advantage is set by resolution of the Board. The current number of directors as fixed by the Board is six (6). With the exception of Mr. Snarski, the other five (5) members of the Board also serve as directors of the Bank. Directors of the Company are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until the expiration of their respective terms and until their successors are elected and qualified.

  The two nominees for election at the Meeting for terms expiring at the annual meeting of shareholders in the year 2000 are Mr. Paul P. Gergen and Mr. Eugene Snarski. Both are presently directors of the Company and Mr. Gergen is also a director of the Bank.

  Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that these nominees will be unable or unwilling to serve as directors if elected. However, in the event that either or both nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board. Directors will be elected by a plurality of the votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

  The following sets forth certain information, as of November 30, 1996, about each of the Board's nominees for election at the Meeting and each director whose term will continue after the Meeting. Each person listed below, except Ms. Petretti and Mr. Troha, has been a director of the Company since its incorporation in 1991. Unless otherwise indicated, each person has served in the principal occupation noted below for at least the past five years.

 Nominees

  Paul P. Gergen, 63, has served as President, Chief Executive Officer and Chairman of the Board of the Company since 1991, as President and Chief Executive Officer of the Bank since 1984 and as Chairman of the Board of Directors of the Bank since 1987. Mr. Gergen is a licensed attorney and a Certified Public Accountant.

  Eugene Snarski, 69, is a licensed attorney and a partner with the firm of Conzelman, Snarski and Stepanich located in Waukegan, Illinois. Mr. Snarski served as a director of North Chicago Federal Savings and Loan Association prior to its merger with the Bank in 1989.

  THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH NOMINEES.

 Continuing Directors.

  Ben-Ami Chemerow, 70, retired in 1996 as Chairman of the Board of the Leader Store, a retail clothing store which formerly operated in Kenosha, Wisconsin. Mr. Chemerow has been a director of the Bank since 1975. His term as a director of the Company expires at the 1998 Annual Meeting.

  Dennis Troha, 50, has been President of ATC Leasing, Inc., a fixed asset leasing company, located in Kenosha, Wisconsin since 1994. He previously was President of Jupiter Corp. Transportation Systems, Inc., a trucking company, located in Kenosha, Wisconsin. He was elected to the Board effective November 1996 to fill the vacancy created by the retirement of Charles Vignieri from the Board. His term as director of the Company expires at the 1998 Annual Meeting.

  Rita Petretti, 54, is Vice President of Petretti Builders and Developers located in Kenosha, Wisconsin and is a licensed real estate broker. She was elected to the Board effective April 1996 to fill the vacancy created by the retirement of Robert Loss from the Board. Her term as director of the Company expires at the 1999 Annual Meeting.

  Michael Wells, 54, is Chairman of the Board and President of Frank L. Wells Co., a manufacturer of wire machinery located in Kenosha, Wisconsin. Mr. Wells has been a director of the Bank since 1979. His term as a director of the Company expires at the 1999 Annual Meeting.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

  The Board held twelve (12) meetings during fiscal 1996. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served.

  The Board has standing Audit and Personnel Committees. The Audit Committee consists of Ms. Petretti, Mr. Snarski and Mr. Wells, all three of whom are outside directors. The Committee met twice during fiscal 1996. This Committee meets with the external auditors to review the independent audit. An Audit Committee of the

Bank, consisting of Ms. Petretti, Mr. Wells and Mr. Alex March, a director of the Bank only, meets to review the audit schedule and results of internal audits performed by the Bank's Internal Auditor. This committee met twice in fiscal 1996.

  The Personnel Committee of the Board administers the 1991 Stock Option Plan, the Advantage Bancorp, Inc. 1995 Equity Incentive Plan (the "1995 Equity Plan"), and the Advantage Bancorp, Inc. 1996 Non-Employee Director Stock Option Plan (the "1996 Director Stock Option Plan"). This Committee is currently comprised of Messrs. Chemerow and Wells and met one time in fiscal 1996. The Personnel Committee of the Board of Directors of the Bank meets to evaluate the performance of Mr. Gergen, to review salaries of employees and performances of officers, and to approve compensation adjustments and promotions of officers of the Bank. Apart from its administration of the 1991 Stock Option Plan and the 1995 Equity Plan, the Personnel Committee of the Board of the Company is not responsible for such matters since the officers of the Company are not separately compensated for their service in such capacity. The Personnel Committee of the Board of Directors of the Bank is also comprised of Messrs. Chemerow and Wells.

  The Board also established a Nominating Committee for the Meeting consisting of Mr. Chemerow, Mr. Wells and Ms. Petretti. The Committee considered and recommended the nominees for the Meeting. The Company's bylaws provide for shareholder nominations of directors. These provisions require such nominations be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Nominating Committee met once in fiscal 1996 and also met on October 25, 1996 in preparation for the Meeting.

DIRECTORS' COMPENSATION

  Directors' Fees. Directors of the Company who are not officers receive a retainer of $750 per month. Directors of the Bank, who are not officers, likewise receive a monthly retainer of $750. Non-officer directors of the Company and/or the Bank also receive a fee of $250 per committee meeting attended. Directors of the Company and the Bank who are officers of either the Company or the Bank receive no additional compensation for serving as directors.

  Stock Options. Under the 1996 Director Stock Option Plan, each newly-elected director who is not a full-time employee of the Company or the Bank and who has not previously served on the Board of either the Company or the Bank, receives (assuming such individual is elected to both the Board and the Board of the Directors of the Bank) an automatic grant of options to purchase 14,726 shares of Common Stock as of the date of his or her election. Each such option has a per share price equal to the market value of a share of Common Stock on the date of the grant and has a ten-year term. On their respective dates of election to the Board, Ms. Petretti and Mr. Troha received options to purchase 14,726 shares of Common Stock at per share exercise prices of $34.00 and $31.25, respectively.

  Deferred Compensation. Under the Company's director deferred compensation program, each director has the option of deferring all or a specified portion of certain fees (hereinafter referred to as "Director's Fees") payable to the director for services rendered to the Company and/or the Bank. At the time such Director's Fees would otherwise be payable in cash, each participating director's deferred account is credited in book entry form with the number of shares of Common Stock the amount of deferred Director's Fees would have purchased based upon the average of the high and low market price of the shares on that day. Distribution of a participating director's account balance in cash commences within 60 days after the end of the calendar year in which the director's death occurs, or in which the director resigns, retires or is removed from office. Directors have the option of electing a single lump sum payment or payments in a specified number of annual installments. The amount of a participating director's deferred account balance is determined by multiplying the number of shares credited to the deferred account by the average of the high and low share price on the business day immediately preceding distribution.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

  The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Company's Chief Executive Officer and the only other executive officer whose total salary and bonus exceeded $100,000 in fiscal 1996. The amounts reflected in the table were paid by the Bank for services rendered to the Bank. Officers of the Company do not receive any additional compensation for serving in such capacities. The persons named in the table are sometimes referred to herein as the "named executive officers."

                          SUMMARY COMPENSATION TABLE

                                            ANNUAL
                                       COMPENSATION (1)   LONG-TERM COMPENSATION
                                       ----------------- ------------------------
                                                                  AWARDS
                                                         ------------------------
                                                         RESTRICTED  SECURITIES    ALL OTHER
                                                           STOCK     UNDERLYING   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR  SALARY   BONUS   AWARDS (2) STOCK OPTIONS     (3)
--------------------------------  ---- -------- -------- ---------- ------------- ------------
Paul P. Gergen                    1996 $312,146 $139,000  $140,000          0       $32,685
Chairman, President and Chief     1995  312,146  120,000   109,000          0         1,875
Executive Officer of the Company  1994  307,867  109,000   109,000          0        51,883
and the Bank.
John W. Stampfl                   1996  130,521   30,000    30,000          0        32,685
Secretary, Treasurer and Chief    1995  129,691   25,000    25,000          0         1,875
Financial Officer of the Company  1994  126,694   20,000    20,000      1,000        36,161
and Senior Vice President--
Finance, Treasurer and Secretary
of the Bank.

--------
(1) Certain personal benefits provided by the Bank to the named executive officers are not included in the table. The aggregate amount of such benefits for either officer did not exceed 10% of the sum of such officer's salary and bonus in each respective year.
(2) The amounts in the table reflect the market value on the date of grant of restricted shares of Common Stock awarded under the BIPs. The number of shares of restricted Common Stock held by the named executive officers and the market value of such shares as of September 30, 1996 were as follows:
    Mr. Gergen, 31,691 shares ($1,029,958), and Mr. Stampfl, 9,213 shares ($299,423). Holders of shares of restricted Common Stock under the BIPs are entitled to receive dividends on such shares if any dividends are paid.
(3) Consists of Bank contributions to the Savings Plan and ESOP.

EMPLOYMENT AGREEMENTS

  The Bank has entered into three-year employment agreements with Messrs. Gergen and Stampfl. The employment agreements provide for an annual salary in an amount not less than the officer's current salary. The employment contracts provide for an initial term of three years and are automatically extended for one year at each anniversary date, provided there is a satisfactory performance review of the employee, or until either the Bank or the employee gives written notice to the contrary. The contracts provide for termination upon the employee's death, for cause or in certain events specified by the regulations of the Office of Thrift Supervision. The employment contracts are terminable by the employee upon 90 days notice to the Bank.

  The contracts provide for the payment of an amount equal to the employee's salary for the remainder of the contract term plus health benefits in the event employment is terminated without cause and a change in control payment, as described below, is not applicable. The contracts provide for payment to the employee of 299% of annual salary in the event there is a change in control of the Company, and where employment terminates involuntarily in connection with such a change in control or within 12 months thereafter; provided that the total amount payable to the employee in the event of a change in control shall not exceed three times the employee's annual salary. Such termination payment is provided on a similar basis for the employee in connection with the voluntary termination of employment, where the change in control was at any time opposed by the Board. The contracts provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

SALARY CONTINUATION AGREEMENTS

  During 1987, the Bank entered into salary continuation agreements with Messrs. Gergen and Stampfl. In general, the agreements provide for the payment of an annual retirement benefit (in an annual amount of approximately $42,000 for Mr. Gergen and $22,000 for Mr. Stampfl) for up to 25 years after retirement at age 65 provided that the employee remains available for consulting services. The agreements also provide that the employee's designated beneficiary receive a death benefit in the event the employee dies before receiving the full retirement benefit. In the event the employee voluntarily resigns from his employment with the Bank prior to age 65, the amount of the payments are reduced on a generally pro-rata basis.

STOCK OPTIONS

  The Company has in effect stock option plans pursuant to which options to purchase Common Stock may be granted to key employees (including officers) of the Company and its subsidiaries. No stock options were granted to or exercised by the named executive officers under the Company's stock option plans during fiscal 1996.

  The following table sets forth information regarding the fiscal year-end value of unexercised options held by the named executive officers.

                         FISCAL YEAR-END OPTION VALUES

                                                            VALUE OF UNEXERCISED
                                       NUMBER OF SECURITIES IN-THE-MONEY OPTIONS
                                            UNDERLYING               AT
                                       UNEXERCISED OPTIONS    FISCAL YEAR-END
                                        AT FISCAL YEAR-END   (ALL EXERCISABLE)
      NAME                              (ALL EXERCISABLE)           (1)
      ----                             -------------------- --------------------
      Paul Gergen.....................        90,625             $2,112,000
      John Stampfl....................        54,463             $1,255,000

--------
(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at fiscal year-end.

REPORT ON EXECUTIVE COMPENSATION

  The Personnel Committee of the Board of Directors of the Bank is responsible for all aspects of the compensation package offered to the executive officers of the Company and the Bank, other than for awards under the 1991 Stock Option Plan and the 1995 Equity Plan which are made by the Personnel Committee of the Company. Officers of the Company are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. The members of the Personnel Committee of both the Board of the Company and the Bank are identical. Both such Committees are collectively referred to herein as the "Personnel Committee".

  General Compensation Policies. In recommending and establishing levels of executive compensation, it is the policy of the Personnel Committee to: (a) offer competitive compensation packages in order to attract and retain those key executive officers who are crucial to the long-term success of the Company and the Bank; (b) establish a direct link between executive compensation and annual and long-term performance of the Company and the Bank; and (c) provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing long-term shareholder value. In applying these general policies, the Personnel Committee has sought to ensure that a significant portion of the compensation paid to more senior executive officers, such as the named executive officers, be incentive-based since these individuals have more control over and responsibility for the direction and performance of the Company and the Bank. The Personnel Committee's objective is that there be a greater degree of variability in the amount of compensation paid to those officers depending on both the Company's and the Bank's performance.

  Executive Compensation Package. The compensation package offered to the executive officers of the Company and the Bank consists of a mix of salary, incentive bonus awards, awards of stock options and awards of restricted stock as well as benefits under several employee benefit plans offered by the Company and the Bank. The Personnel Committee periodically reviews the various aspects of the compensation package offered to executive officers in light of the policies described above.

  In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, it is the policy of the Personnel Committee to review the base salaries paid or proposed to be paid by the Bank with the salaries offered by savings institutions that, relative to the Bank, are comparable in size ($500 million to $1,500 million in assets) and operate in Wisconsin and Illinois. The comparison group used by the Personnel Committee consists of financial institutions which are either stock organizations owned by holding companies or mutual institutions. Only the operating subsidiaries are considered in the comparison where holding companies are involved. This comparison group is part of the peer group of companies referred to in the section entitled "Performance Information".

  In order to attract and retain highly qualified executive officers, the Personnel Committee annually establishes base salary levels for the executive officers of the Company and the Bank generally at or around the median level of prevailing market practice as reflected by the savings institutions and banks in the comparison group. The Chief Executive Officer makes specific recommendations for salary adjustments (other than his own) to the Personnel Committee based upon the level of responsibility delegated to the particular officer, the expertise and skills offered by each officer, the degree to which the officer has accomplished his management objectives for the year, and the officer's overall performance in managing the operation of his particular responsibility area. The Personnel Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and performance related criteria.

  In addition to base salary, the Personnel Committee seeks to provide a substantial portion of each executive officer's total compensation through incentive plans which provide awards based on or tied to the performance of the Company and the Bank. The purpose of these plans is to more closely align executive compensation to the annual and long-term financial performance of the Company and the Bank and to reward key employees for the achievement of certain specified goals.

  The Bank's incentive compensation program allows key employees (including the Chief Executive Officer and the other named executive officers) to earn bonus awards based upon the following: (a) the achievement of a target total return to shareholders for the fiscal year compared to the total return to shareholders of a peer group consisting of all publicly traded savings banks headquartered in Wisconsin and Illinois, excluding, however, any savings bank whose stock price has been affected by disclosure of a potential merger or acquisition; (b) the achievement of a target ranking of the Bank's return on equity as compared to established goals; (c) the subjective evaluation by the Board of Directors of the Bank of long-range planning and implementation by key employees, taking into account an evaluation of the following factors: (1) mergers and acquisitions, (2) preservation of and growth in market share, (3) introduction of new products and services, (4) level of customer service, (5) asset-liability structuring to reduce interest rate risk, and (6) expansion into new markets; (d) the achievement of specified levels of actual net income compared to budget for the fiscal year; and (e) the achievement of certain increases in earnings per share compared to the prior fiscal year. An award may be made if any one factor's minimum performance level is attained, otherwise no award is made. During fiscal 1996, the minimum performance levels were achieved with respect to two of the five factors. Excluding the one-time charges of (1) $2.8 million on an after-tax basis associated with the recapitalization of the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, and (2) $3.0 million on an after-tax basis relating to the writedown of intangible assets associated with the Amity Bancshares, Inc. acquisition, the minimum performance levels would have been achieved with respect to all five factors. The maximum award to participants under the incentive compensation program (excluding the Chief Executive Officer) is 30% of total salary of the group which is allocated as determined by the Chief Executive Officer in his sole discretion. The maximum permitted award to the Chief Executive Officer is 90% of his annual salary. These awards are paid one-half in cash and one-half in awards under the BIPs. The cash portion of the award is paid as soon as practicable. The BIP awards vest one-third in each of years three, four and five after the date of grant.

  The executive compensation package of the Company and the Bank also includes stock option grants. Options granted to date by the Personnel Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the options are dependent on the future market value of the Common Stock. It is the policy of the Personnel Committee that options should provide a long-term incentive and align the interests of management with the interests of shareholders. In granting options, the Personnel Committee has historically taken into account the individual's years of service with the Company and/or the Bank, the responsibilities of the individual within the organization, the skill levels of the individual, and the potential of the individual to provide leadership for the organization. During fiscal 1996, no options were granted to the executive officers.

  In addition to stock option awards, awards of restricted stock may also be made under the BIPs. Similar to stock options, stock awards under the BIPs serve to provide a long-term incentive for recipients and tie compensation to Company and Bank performance as reflected in the market price of the Common Stock. During fiscal 1996, awards totalling 7,746 shares were made under the BIPs to executive officers (including the Chief Executive Officer) as part of the bonus payout.

  The Personnel Committee's policy with respects to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers, to ensure their continued service with the Company and the Bank. In addition, the ESOP provides employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. In the Personnel Committee's view, a competitive employee benefit package is essential to achieving the goal of retaining and attracting highly-qualified employees.

  Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by certain corporate taxpayers such as the Company is limited with respect to the compensation of specified executive officers above established limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Personnel Committee's commitment to link compensation with performance as described in this report, the Personnel Committee currently intends to qualify compensation paid to the executive officers of the Company and the Bank for deductibility by the Company under Section 162(m) of the Code.

  Chief Executive Officer Compensation. The compensation paid for fiscal 1996 to the Chief Executive Officer of the Company and the Bank, Paul P. Gergen, reflects the application of the foregoing policies. Mr. Gergen's salary was $312,146 for fiscal 1996, the same amount as he was paid for fiscal 1995. In fixing the Chief Executive Officer's fiscal 1996 salary, the Personnel Committee considered the salaries offered by the savings institutions in the comparison group described above, the increase in the Company's net income to $8.15 million for fiscal 1995 from $7.34 million in fiscal 1994, and the growth in the Company's assets from $741 million in fiscal 1994 to $973 million in fiscal 1995. In setting the Chief Executive Officer's salary, the Personnel Committee also considered Mr. Gergen's contribution to controlling the Bank's operating expenses, the market performance of the Common Stock (see "Performance Information"), and Mr. Gergen's contribution to the community through his involvement with various civic groups.

  In addition to his base salary, Mr. Gergen received a cash award of $139,000 (or 45% of his fiscal year base salary) under the Bank's incentive compensation program. The payment of the bonus was contingent upon the achievement of the targeted performance goals described above. Mr. Gergen also received an award of 5,119 shares under the BIPs during fiscal 1996 as part of his payout under the incentive compensation program.

Advantage Bancorp, Inc.
Advantage Bank, FSB
Personnel Committees

Ben-Ami Chemerow, Chairman
Michael Wells

                            PERFORMANCE INFORMATION

  The following graph compares on a cumulative basis annual percentage changes since March 23, 1992 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock, (b) the total return of companies in the NASDAQ Market Index ("NASDAQ Market"), and (c) the total return of a peer group ("Peer Group") of stock thrift holding companies located in Illinois and Wisconsin that have been stock companies at least as long as the Company.

  The Peer Group consists of Calumet Bancorp, Inc., First Federal Capital Corp., First Northern Savings Bank, Liberty Bancorp, Inc., MAF Bancorp, Inc., Saint Paul Bancorp, Inc., and Suburban Federal Financial Corp. This group was selected because the companies in the Peer Group relative to the Company are in like market areas and are of a similar size. They also are subject to the same general market and economic conditions as the Company. The Peer Group excludes two companies (Bell Bancorp, Inc. and N.S. Bancorp, Inc.) in 1996 which had been included in prior years because they were merged out of existence during fiscal 1996.

  The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on March 23, 1992 in Common Stock, the NASDAQ Market Index and the Peer Group.

                                     LOGO

                                                                   NASDAQ  PEER
                                                             AADV  MARKET GROUP
                                                            ------ ------ ------
      3/23/92.............................................. 100.00 100.00 100.00
      9/30/92.............................................. 121.70  97.71 130.07
      9/30/93.............................................. 211.32 127.07 206.04
      9/30/94.............................................. 237.74 134.47 218.34
      9/30/95.............................................. 254.85 163.27 258.58
      9/30/96.............................................. 311.86 190.61 268.67

                     OFFICER, DIRECTOR AND EMPLOYEE LOANS

  Since the beginning of the 1996 fiscal year, certain directors and executive officers of the Company and the Bank have entered into new loans or had loans outstanding with the Bank. Pursuant to the Bank's current policy, all such loans were made in the ordinary course of business and on substantially (except as disclosed below) the same terms and conditions (including interest rates and collateral) as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans outstanding during such period to immediate family members of directors and executive officers of the Company and the Bank were also made in accordance with such terms.

  The Bank also has made two loans to a non-profit organization involved in rehabilitating low-income housing. Mr. Gergen serves as a director and officer of the non-profit organization. Mr. Gergen has pledged some of his Common Stock as collateral for one of these loans. This loan bears interest at a rate of prime plus two percent. The highest amount outstanding since October 1, 1995 on the loan was $74,385 and the balance outstanding at September 30, 1996 was $72,791. The second loan, a line of credit, bears interest at a rate of prime plus one percent. The highest amount outstanding since October 1, 1995 was $200,000 and the outstanding balance at September 30, 1996 was also $200,000. Mr. Gergen has given a limited guaranty of $30,000 on the line of credit. Mr. Gergen has two other loans outstanding to the Bank which were made in the ordinary course of business and under terms substantially the same as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or present other unfavorable risks.

                            ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

  Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1998 annual meeting must be received by the Company by the close of business on August 25, 1997. In addition, a shareholder who otherwise intends to present business at the 1998 annual meeting must comply with certain requirements set forth in the Company's bylaws as described below.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

  The bylaws of the Company provide an advance notice procedure for business to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give timely written notice to the Secretary of the Company. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than sixty (60) days prior to the date of the annual meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting business at the annual meeting,
(b) the name and address, as they appear on the Company's books, of the shareholder who proposed such business, (c) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and (d) any material interest of such shareholder in such business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

INDEPENDENT AUDITORS

  Ernst & Young LLP acted as the Company's independent auditors for the fiscal year ended September 30, 1996. A representative of Ernst & Young LLP is expected to be present at the Meeting with the opportunity to make a statement if he so desires. Such representative is also expected to be available to respond to appropriate questions. The Board will not choose independent auditors for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending September 30, 1997 until after the Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based upon such forms, the Company believes that all officers and directors have complied with the
Section 16(a) filing requirements during fiscal 1996.

OTHER MATTERS

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL OWNER OF COMMON STOCK. A WRITTEN REQUEST FOR A FORM 10-K SHOULD BE DIRECTED TO MS. DORENE SANTARELLI, ADVANTAGE BANCORP, INC., 5935 SEVENTH AVENUE, KENOSHA, WISCONSIN 53140.

                                          By Order of the Board of Directors

                                          LOGO
                                          John Stampfl
                                          Secretary

Kenosha, Wisconsin
December 23, 1996

                            ADVANTAGE BANCORP, INC.
                       ANNUAL MEETING - JANUARY 30, 1997

          This Proxy is Solicited on Behalf of the Board of Directors

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY

The undersigned hereby appoints Ben-Ami Chemerow, Rita Petretti and Michael Wells and each or any one of them (with full power to act without the others) as attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Common Stock of Advantage Bancorp, Inc. to which the undersigned is entitled to vote at the Annual Meeting of shareholders of Advantage Bancorp, Inc. to be held on January 30, 1997, at 10:30 o'clock A.M. C.S.T., at the Gateway Technical College Conference Center, Kenosha, Wisconsin or any adjournments or postponements thereof upon the following matters:

(1) ELECTION OF DIRECTORS:  Terms expiring at the Annual Meeting in year 2000:
                            Paul Gergen and Eugene Snarski

Mark One:
[_] For all nominees listed
[_] For all nominees listed above except_______________________________________
[_] WITHHOLD AUTHORITY to vote for all nominees listed above

(2) In their discretion, upon such other matters as may come before the meeting.

               (Continued and to be Signed on the Reverse Side)

================================================================================

PROXY NO.               (Continued from other side)                NO. OF SHARES


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.


                                      Signature
                                               ---------------------------------
                                      Signature
                                               ---------------------------------
                                      Date
                                          --------------------------------------

                                      Note: Please sign as name appears hereon.
                                      Where shares are held as joint tenants,
                                      both should sign. When signing as
                                      attorney, executor, administrator, trustee or guardian, please give title. A proxy on behalf of a corporation should be signed in its name by a duly authorized officer.



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